                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                     NOVASTAR MORTGAGE FUNDING CORPORATION
                     -------------------------------------


           FIRST.  The name of the Corporation is:

                     NovaStar Mortgage Funding Corporation

          SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation are:

               (a) to acquire, purchase, invest in, hold, finance, refinance, sell, pledge, hypothecate, grant a security interest in, assign and otherwise transfer mortgage loans, mortgage assets, mortgage collateral and mortgage securities, including, without limitation, certificates representing ownership interests in Delaware business trusts that have issued debt or other securities collateralized or otherwise secured or backed by mortgage collateral (collectively, the "Mortgage Collateral");

               (b) to (1) engage in the establishment of one or more Delaware business trusts (each a "Trust") which will issue, sell and deliver from time to time one or more series (each of which series may consist of one or more classes) of certificates, bonds, notes, debt obligations and other securities and instruments (collectively, the "Bonds"), which Bonds shall be collateralized or otherwise secured or backed by, or otherwise represent interests in, the Mortgage Collateral or other assets pledged or sold to secure payment of such Bonds, and (2) incur, assume or guaranty indebtedness in the manner permitted by paragraph (a)(4) of Article TWELFTH below;

               (c) to do all such things as are reasonable or necessary to enable the corporation to carry out any of the activities specified in paragraphs (a) and (b) of this Article THIRD, including without limitation entering into purchase agreements, sale agreements, trust agreements, servicing agreements, underwriting agreements, insurance agreements, indemnification agreements and any additional agreements relating to or regarding the issuance of the Bond; and
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               (d) to engage in any activity and to exercise any powers
permitted of corporations under the laws of the State of Delaware, provided that it is incidental to the foregoing and necessary or convenient to accomplish the foregoing, and it is not prohibited by law or required to be specifically set forth in the Certificate of Incorporation.

          FOURTH.

               (a) The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of common stock, of the par value of $1.00 per share.

               (b) No holder of any shares of stock of the Corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase any shares of stock of the Corporation of any class, whether now or hereafter authorized or whether issued for cash, property or services or as a dividend or otherwise, or to subscribe for or purchase any obligations, bonds, notes, debentures, other securities or stock convertible into shares of stock of the Corporation of any class or carrying or evidencing any right to purchase shares of stock of any class.

               (c) Section 203 (as amended from time to time) of the General Corporation Law of Delaware shall not apply to any business combination (as defined in such law from time to time) of the Corporation with any interested stockholder (as defined in such law from time to time) of the Corporation.

          FIFTH. The name and mailing address of the incorporator are as follows:

     Name                                 Address
     ----                                 -------
     SMF Registered Services, Inc.        c/o Stinson, Mag & Fizzell, P.C.
                                          1201 Walnut, Ste. 2800
                                          Kansas City, MO 64106

          SIXTH. (a) The number of directors of the Corporation shall be fixed by, or in the manner provided in, the Bylaws. The names and mailing addresses of the persons who are to serve as the initial directors of the Corporation until such directors' successor are duly elected and qualified, or until such directors' earlier resignation or removal, are as follows:

     Names                         Addresses
     -----                         ---------
     Scott F. Hartman              NovaStar Financial, Inc.
                                   1900 West 47th Place, Ste. 205
                                   Westwood, KS 66205

     W. Lance Anderson             NovaStar Financial, Inc.
                                   1900 West 47th Place, Ste. 205

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
                                   Westwood, KS 66205

     Mike Bamburg                  7300 College Blvd., Ste. 4300
                                   Overland Park, KS 66210

               (b) The Corporation shall at all times have at least one Independent Director. The Independent Director shall be an individual who, except in his, her or its respective capacity as an Independent Director of the Corporation, is not and has not been (i) a stockholder, director, partner, officer, employee, significant customer, creditor, supplier or independent contractor of the Corporation or its Affiliates; (ii) affiliated with a significant customer, creditor, supplier or independent contractor of the Corporation or its Affiliates; or (iii) a spouse, parent, sibling or child of any person described by (i) or (ii) above; provided, however, an Independent Director may also be an Independent Director of other special purpose corporations established from time to time as subsidiaries of NovaStar Financial, Inc. and Affiliates of the Corporation. When voting on matters subject to the vote of the Board of Directors, notwithstanding that the Corporation is not then insolvent, the Independent Director shall take into account the interests of creditors of the Corporation, creditors of all Trusts and all holders of Bonds.

               As used herein, the term "Affiliate" shall mean any entity other than the Corporation (i) which owns beneficially, directly or indirectly, any outstanding shares of the Corporation's stock or (ii) which controls or is under common control with the Corporation. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise.

          SEVENTH. Elections of directors need not be by ballot unless the Bylaws of the Corporation shall so provide.

          EIGHTH. The original Bylaws of the Corporation shall be adopted in any manner provided by law. Thereafter, the Bylaws of the Corporation may from time to time be amended or repealed, or new Bylaws may be adopted, in any of the following ways: (i) by the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote, or (ii) by a majority of the full Board of Directors, and any change so made by the stockholders may thereafter be further changed by a majority of the directors; provided, however, that the power of the Board of Directors to alter, amend or repeal the Bylaws, or to adopt new Bylaws, (A) may be denied as to any Bylaw or portion thereof by the stockholders if at the time of enactment the stockholders shall so expressly provide and (B) such power of the Board of Directors shall not divest the stockholders of the power, nor limit their power to amend or repeal the Bylaws, or to adopt new Bylaws.

          NINTH. The Corporation may agree to the terms and conditions upon which any director, officer, employee or agent accepts his office or position and in its Bylaws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of the Corporation, or any person who serves at the request of the Corporation as a director, officer,

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employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by the laws (including, without limitation, the statutes, case law and principles of equity) of the State of Delaware; provided, however, that the Corporation's indemnification obligations shall be fully subordinate to indebtedness of the Corporation relating to the Bonds.

          TENTH. Except as may be otherwise provided by statute, the Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner of such shares and of all rights derived from such shares for all purposes, and the Corporation shall not be obligated to recognize any equitable or other claim to or interest in such shares or rights on the part of any other person, including, but without limiting the generality of the term "person" to, a purchaser, pledgee, assignee or transferee of such shares or rights, unless and until such person becomes the registered holder of such shares. The foregoing shall apply whether or not the Corporation shall have either actual or constructive notice of the claim by or the interest of such person.

          ELEVENTH. The books of the Corporation may be kept (subject to any provisions contained in the statutes of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

          TWELFTH. The following provisions are for the management of the business and for the conduct of the affairs of the Corporation and for the further creation, definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (a) Notwithstanding any other provision of this Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without the prior approval of the board of directors of the Corporation, which approval shall include the affirmative vote of all of the directors of the Corporation (including the Independent Director), do any of the following:

               (1) consolidate or merge unless (A) the entity (if other than the Corporation) formed or surviving the consolidation or merger expressly assumes the due and punctual payment of, and all obligations of the Corporation, and has a Certificate of Incorporation containing provisions substantially the same to the provisions of Articles TWELFTH, THIRTEENTH, FOURTEENTH and FIFTEENTH of this Certificate of Incorporation, (B) immediately after giving effect to the transaction, no default or event of default has occurred and is continuing under any Bonds or any agreements relating to any Bonds and (C) the Corporation receives written confirmation from each rating agency then rating any outstanding Bonds that such merger or consolidation will not result in the downgrade or withdrawal of the rating then assigned to any Bonds then rated by such rating agency;

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               (2) dissolve or liquidate unless immediately after giving effect to the dissolution or liquidation no default or event of default has occurred and is continuing under any Bonds or any agreements relating to any Bonds;

               (3) approve a reduction in, or transfer to surplus of, any of the capital of the Corporation pursuant to Section 244 of the Delaware General Corporation Law; or

               (4) incur, assume or guarantee any indebtedness except for such indebtedness as (A) may be incurred by the Corporation in connection with the issuance of Bonds, (B) provides for recourse solely to the Mortgage Collateral pledged to secure such indebtedness or to entities other than the Corporation and (C) provides that the holder thereof may not cause or join in the filing of a petition in bankruptcy or take any similar action against the Corporation until at least one year and one day after every indebtedness of the Corporation relating to Bonds is indefeasibly paid in full;

          (b) If an Independent Director resigns or otherwise ceases to be a director of the Corporation, a replacement Independent Director of the Corporation shall be selected pursuant to the provisions of the Bylaws of the Corporation.

          (c) Notwithstanding any provision set forth herein or in the Bylaws of the Corporation which may be to the contrary, the board of directors of the Corporation shall not vote at a meeting or by unanimous consent without a meeting pursuant to Section 141 of the Delaware General Corporation Law with respect to any of the actions set forth in any of clauses (1) through (4) inclusive of paragraph (a) of this Article TWELFTH unless, at the time of such vote, the Independent Director is serving as a member of said board of directors.

          THIRTEENTH.

          (a) The Corporation shall not engage in any business activity other than in connection with or relating to the activities permitted in Article THIRD hereof.

          (b) The Corporation shall not consolidate or merge with or into any other entity or liquidate or dissolve except as provided in clauses (1) and (2) of subparagraph (a) of Article TWELFTH hereof.

          (c) The funds and other assets of the Corporation shall not be commingled with those of any other individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

          (d) The Corporation shall not hold itself out as being liable for the debts of any other entity.

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

          (e) Except for the formation of trusts pursuant to subparagraph (b) of Article THIRD hereof, the Corporation shall not form, or cause to be formed, any subsidiaries nor shall the Corporation acquire any interest as a general or limited partner in any partnership or limited liability company.

          (f) The Corporation shall act solely in its corporate name and through its duly authorized officers or agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned and not fail to correct any known misunderstanding regarding its separate identity.

          (g) The Corporation shall maintain corporate records and books of account and shall not commingle its corporate records and books of account with the corporate records and books of account of any other entity.

          (h) The Board of Directors of the Corporation shall hold appropriate meetings or act by statement of unanimous consent to authorize all of its corporate actions. Regular meetings of the Board of Directors shall be held not less frequently than once per annum.

          (i) Meetings of stockholders of the Corporation shall be held not less frequently than one time per annum.

          (j) The Corporation shall at all times ensure that its capitalization is adequate in light of its business and purpose.

          (k) No guarantees of loans or other indebtedness to third parties shall be made by the Corporation and no stockholder shall guaranty, become liable on or hold itself out as being liable for the debts of the Corporation.

          (l) The Corporation shall maintain an arm's-length relationship with its Affiliates.

          (m) The Corporation shall not enter into any amendment of any document evidencing or securing securities issued in any transaction to which it was a party without the unanimous affirmative vote of its Board of Directors and the consent of the insurer of the Bonds affected by the amendment.

          FOURTEENTH. The Corporation shall not amend, alter, change or repeal any provision contained in this Certificate of Incorporation without (a) the unanimous vote in favor thereof of the entire Board of Directors, including the Independent Director, (b) the consent of any insurer of any Bonds then outstanding and (c) if any Bonds are outstanding, the prior written confirmation from any rating agency rating the Bonds that such amendment, alteration, change or repeal shall not result in a downgrading of the ratings assigned to the Bonds.

          FIFTEENTH.

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

          (a) Neither the Corporation, without the affirmative vote of the entire Board of Directors of the Corporation, including the Independent Director, nor the stockholders of the Corporation shall (1) institute any proceedings to adjudicate the Corporation a bankrupt or insolvent, (2) consent to the institution of bankruptcy or insolvency proceedings against the Corporation, (3) file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, (4) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official ) of the Corporation or a substantial part of the Corporation's property, (5) make any assignment for the benefit of the Corporation's creditors, (6) cause the Corporation to admit in writing its inability to pay its debts generally as they become due, or (7) take any action, or cause the Corporation to take any action, in furtherance of any of the foregoing (any of the above foregoing actions, a "Bankruptcy Action").

          (b) No Director or officer of the Corporation shall be liable to the Corporation or any stockholder on account of such Director's or officer's good faith reliance on the provisions of this Article FIFTEENTH and neither the Corporation nor any stockholder of the Corporation shall have any claim for breach of fiduciary duty or otherwise against any Director or officer for failing to take any Bankruptcy Action.

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

                                                                     Exhibit 3.1

          The undersigned, for the purpose of forming a corporation under the General Corporation Law of Delaware, does hereby execute this Certificate, and does hereby declare and certify that this is its act and deed and the facts herein stated are true, and accordingly has executed this Certificate of Incorporation as of January 7, 1998.

                                    SMF REGISTERED SERVICES, INC.


                                    /s/ Michael Lochmann
                                    -------------------------------------
                                    Michael Lochmann, Vice President

                                    Incorporator

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